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                                                                    EXHIBIT 10.6


                         INVESTMENT ADVISORY AGREEMENT


          INVESTMENT ADVISORY AGREEMENT dated as of December 1, 1997, by and between ESG RE LIMITED, a Bermuda company (the "Client"), and HEAD ASSET MANAGEMENT L.L.C., a limited liability company formed under the laws of the State of Delaware (the "Adviser").

     1. Engagement. Commencing on December 1, 1997, the Client engages and retains the Adviser to provide the investment advisory and related services described below. The Adviser hereby accepts such engagement and shall provide or make satisfactory arrangements for the provision of such services and assumes the obligations herein set forth for the compensation provided herein.

     2. Services and Authority of the Adviser. The Adviser will perform the services and have the authority set forth in this Agreement with respect to all cash, securities and other investment assets of the Client which are from time to time deposited by the Client with the Adviser for investment pursuant to the provisions hereof, and all proceeds thereof and additions thereto (the "Account"). The Adviser will supervise and direct the investment of the Account in accordance with, and subject to, the investment objectives, guidelines and restrictions specified in written statements and notices given by the Client as provided in Section 15 hereof.

          The Adviser, as agent and attorney-in-fact with respect to the Account, may, when it deems appropriate, without prior consultation with the Client and at the risk of the Client (i) buy, sell, exchange, convert, tender and otherwise trade in, retain, or reinvest in bonds, securities and any other investments, including money market instruments, and (ii) place orders for the execution of such investment transactions with or through such brokers, dealers, issuers, or other persons as the Adviser may select, or tender or exchange such securities in a tender or exchange offer or similar transaction initiated by the issuer or any other person or entity. Subject to the last sentence of Section 15, the Adviser shall comply with all legal requirements and rules of securities exchanges applicable to its duties in connection with the execution of transactions. The Advisor shall not effect any borrowing of money on behalf of the Client without Client's written consent thereto.

     3. Transaction Procedures. At the commencement of the term of this Agreement, the Client will provide the Adviser with a statement of the existing Account portfolio which it desires the Adviser to manage as set forth in Exhibit A hereto or as the parties hereto may agree from time to time. In connection with each investment transaction in the Account, the Adviser shall instruct the brokers and dealers to provide to the Client such written advice of trades, including expenses and other incidents of the transaction, as is normally provided.

          Instructions of the Adviser to the custodian of the securities and other investments in the Account selected by the Client (the "Custodian") shall be made, at the option of the Adviser, either (i) in writing sent by first class mail or by facsimile transmission, or (ii) orally and confirmed in writing by first class mail or facsimile transmission as soon as practical thereafter. The Adviser shall instruct all brokers and dealers executing orders on behalf of the Account to forward to the Client copies of all confirmations promptly after execution of transactions. The Adviser shall not be responsible for any loss incurred by reason of any act or omission of any broker or dealer; provided, however, that the Adviser exercises due care in the
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selection of brokers and dealers and makes reasonable efforts to see that brokers and dealers selected by the Adviser perform their obligations with respect to the Account.

     4. Reports and Records of the Adviser. The Adviser will provide or cause to be provided to the Client such periodic reports concerning the status of the Account as the Client may reasonably request. The Adviser shall provide to the Client within 10 business days of the end of each calendar month, a report of Account transactions effected by the Adviser since the date of the most recent such report, and within 20 business days of the end of each calendar month, a valuation report of all investments and cash in the Account. The Client and the Adviser will arrange for the Custodian to provide the Adviser daily cash account statements and monthly asset position statements. The Adviser will compare these statements with its own records and inform the Custodian of any differences. In the event that differences between the custodian's statements and the Adviser's records cannot be resolved between the Adviser and the custodian, the Adviser will inform the Client in writing.

          The Adviser shall preserve its records relating to the Account for no less than six years and shall, upon the request of the Client, make such records available for inspection, at reasonable times at its main business office during normal business hours, by the Client, its auditors or any regulatory authority. Prior to discarding or destroying any such records, the Adviser shall give the Client reasonable opportunity, at the Client's expense, to review them and to take all or such portion of them as the Client wishes to retain. The Adviser, in the maintenance of its records, does not assume responsibility for the accuracy of information furnished by or on behalf of the Client or any third party not an officer or employee of the Adviser.

     5. Confidential Relationship. All information and advice furnished by either party to the other hereunder, including their respective agents and employees, shall be treated as confidential and shall not be disclosed to third parties except as provided in Section 4 or as required by law.

     6. Service to Other Clients. The Adviser may perform investment advisory and other services for various clients, including insurance companies, investment companies and accounts held by the Adviser in a fiduciary capacity. The Adviser may give advice and take action with respect to any of its other clients which may differ from advice given or the timing or nature of action taken with respect to the Account, so long as it is the Adviser's policy, to the extent practical, to allocate investment opportunities to the Account over a period of time on a fair and equitable basis relative to other clients. The Adviser shall not have any obligation to purchase or sell, or to recommend for purchase or sale, for the Account any security or other investment which the Adviser, its officers, affiliates or employees may purchase or sell for its or their own accounts or for the account of any other client, if in the opinion of the Adviser such transaction or investment appears unsuitable, impractical or undesirable for the Account.

     7. Allocation of Brokerage. Where the Adviser places orders for the execution of portfolio transactions for the Account, the Adviser may allocate such transactions to such brokers and dealers for execution on such markets, at such prices and at such commission rates (including commission rates that may exceed those that another broker or dealer would have charged for effecting such transactions) as the Adviser determines to be appropriate; provided, however, that if such commission rate exceeds that which another broker or dealer might have charged for the same transaction, the Adviser has determined in good faith that the amount of such commission is reasonable in relation to the value of brokerage and research services provided by such broker or
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dealer, viewed in terms of the particular transaction or the Adviser's overall responsibilities with respect to some or all of the accounts over which the Adviser exercises investment discretion; provided, further, that the Adviser shall make reasonable efforts to minimize brokerage costs where similar services of adequate standards and reliability are available from more than one broker or dealer.

          The Adviser may take into consideration in the selection of such brokers and dealers not only the available prices and rate of brokerage commissions, but all other relevant factors (including without limitation, execution and processing capabilities, and general brokerage services, such as economic, fixed income, and equity research, account evaluation, analysis and/or performance and database and/or market information services, all of which are provided by such brokers and dealers and which are expected to enhance the overall investment management capabilities of the Adviser) without the Adviser's having to demonstrate that such factors are a direct benefit to the Account.

     8. Inside Information. The Adviser shall have no obligation to seek to obtain any material non-public information about any issuer of securities, the use of which, in any event, may be prohibited by the securities laws of certain jurisdictions.

     9. Proxies. The Adviser will not be required to take any action with respect to the voting of proxies solicited by, or with respect to, the issuers of securities in which assets of the Account may be invested from time to time, but the Adviser shall, whenever the Client so requests, provide advice to the Client with respect to the voting of such proxies.

     10. Independent Contractor. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized by or under this Agreement, have no authority to act for or represent the Client in any way or otherwise be deemed an agent of the Client.

     11. Reimbursement of Travel and Related Expenses. The Client shall promptly pay or reimburse the Adviser for its payment of all travel and other expenses reasonably incurred by the Adviser with respect to any visit to the Client where such travel is requested by the Client.

     12.  Investment Advisory Fees.

          (a) Description of Fee. In consideration of the services provided to the Client under this Agreement, the Client shall pay the Adviser a fee to be calculated on the market value of all assets in the Account, and paid quarterly as set forth in paragraph (b) of this Section 12 (the "Investment Advisory Fee") to be determined at the following annual rates for the corresponding market values of the Account:

               (x) $2.50 per $1,000 (25 basis points) for a market value of $200 million or less; and

               (y)  $1.50 per $1,000 (15 basis points) for the balance.

          (b) Payment of the Investment Advisory Fee.   The Investment Advisory
Fee shall be payable in quarterly installments in arrears. The Adviser shall earn a pro rata share of the first payment under which Section 12 based on the amount of time the Adviser has provided
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services under this agreement during the quarter.  The first payment under this
Section 12 shall be made for the period commencing on December 1, 1997 and ending on December 31, 1997, and shall be calculated based upon the market value of the assets in the Account at December 31, 1997. Subsequent Investment Advisory Fees shall be based upon quarter-end market valuations beginning with March 31, 1998, and shall be based on one-quarter of the annual rates specified above. Each Investment Advisory Fee shall be paid by the Client promptly upon the receipt of a statement from the Adviser showing the amount of the fee and the manner in which the fee was calculated.

          (c) Effect of Termination. If the quarterly Investment Advisory Fee has not been paid as of the effective date of termination, the Adviser shall earn a pro rata share of the quarterly fee. Payments shall be made as soon as possible after such date of termination.

     13. Limitation of Liability and Indemnification. Neither the Adviser nor any shareholder, director, officer or employee of the Adviser performing services for the Client at the direction or request of the Adviser in connection with the discharge of the Adviser's obligations hereunder shall be liable for any error of judgment or mistake of law or for any loss which the Client or any subsidiary of the Client may incur in connection with the investment of assets in the Account.

          To the fullest extent permitted by law, the Client shall indemnify, hold harmless, protect and defend the Adviser, its shareholders, directors, officers and employees (the "Indemnitees") against any losses, claims, damages or liabilities, including without limitation, legal or other expenses incurred in investigating or defending against any such loss, claim, damages or liability, and any amounts expended in settlement of any claim (collectively "Liabilities"), to which any Indemnitee may become subject by reason of any act or omission performed or omitted to be performed by or on behalf of the Client in connection with the investment of assets in the Account. The provisions of this Section 13 shall continue to afford protection to each Indemnitee regardless of whether such Indemnitee remains in the position or capacity pursuant to which such Indemnitee became entitled to indemnification under this
Section 13.

          However, nothing contained in this Section 13 shall be construed to protect any Indemnitee against Liability to the Client or any subsidiary or parent corporation of the Client to which such Indemnitee would otherwise be subject, or require the Client to indemnify any Indemnitee against Liability to the Client to which such Indemnitee would otherwise be subject, or require the Client to indemnify any Indemnitee against any Liability, by reason of actions or omissions constituting willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties or reckless disregard of the Adviser's obligations and duties under this Agreement.

     14. Valuation. The market value of the investments in the Account shall be determined from reports published by any nationally recognized pricing service, or, if such reports are not readily available with respect to a particular security, the Adviser shall determine the value of any such security either by securing a quotation from a broker or dealer it selects or in some other manner which the Adviser determines in good faith reflects the fair market value of such security.
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     15.  Investment Objectives, Guidelines, Procedures and Restrictions. It
will be the Client's responsibility to provide the Adviser from time to time with written Investment Guidelines for the Account, approved by the Board of Directors of the Client and signed by its Chief Financial Officer (or a Vice President if no person has the title of Chief Financial Officer), as well as any changes or modifications therein, and any further restrictions under applicable Bermuda laws or regulations. In addition, the client shall give the Adviser prompt written notice if the Client deems any investments recommended or made for the Account to be in violation of any of the Investment Guidelines. Unless the Investment Guidelines contain specific restrictions, the investments recommended for, or made on behalf of, the Account shall be deemed not to be restricted under the current or future regulations stipulated by any Bermuda regulatory body applicable to the Client, or by virtue of the terms of any other contract or instrument purporting to bind the Client or the Adviser.

     16. Termination. This Agreement may be terminated at any time (i) by the Client by giving not less than 5 days' written notice to Adviser, and (ii) by the Adviser by giving not less than 90 days' written notice to the Client;

provided, however, that the parties may terminate on shorter notice upon mutual
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agreement in writing.  Such termination shall be without penalty to either party but shall not prejudice any rights which have accrued before the date of termination. The Client shall remain liable for settlement of any transactions outstanding at the date of termination. In addition, the Client may order immediate cessation of securities transactions at any time, provided, however,
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that the request is confirmed in writing immediately thereafter via facsimile transmission to the Adviser. After the Client's termination of the Adviser's authority as provided in Section 17 hereof, the Adviser shall not act further for the Client. The Adviser shall reasonably cooperate with the Client to ensure that there is an orderly transfer to an alternative investment adviser.

     17. The Client's Termination of Authority. The Client shall compensate the Adviser for any fees due in accordance with this Agreement and for any loss the Adviser may suffer as a result of any action taken by the Adviser within the terms of the Agreement, either before or after the Client's bankruptcy, dissolution, or other termination of authority under this Agreement, but before receipt by the Adviser of notice thereof. The Client further agrees that, to the extent permitted by law, any such action taken by the Adviser shall be binding upon the Client and any successor of the Client, who shall hold the Adviser harmless from all Liability arising from any such action.

     18.  Notices.  Unless otherwise specified herein, all notices, instructions, directions, advice and other communication with respect to security transactions or any other matter contemplated by this Agreement from the Adviser to the Client and from the Client to the Adviser shall be given either (i) in writing sent by first class mail, courier service, or facsimile transmission or (ii) orally and confirmed in writing by first class mail, courier service, or facsimile transmission as soon as practical thereafter. Any such communication shall be deemed to have been made upon its receipt. Communications by mail or courier service shall be effective if to the Adviser, only if addressed to it at 1330 Avenue of the Americas, 12th floor, New York,
New York, 10019, or if to the Client, only if addressed to it at Skandia International House, 16 Church Street, Hamilton, HM 11 Bermuda, with a copy of such communication sent to European Specialty Group Holding AG, at Stadthausbrucke 1-3, 20355 Hamburg, Germany, provided that either party may specify another address or addresses for itself for this purpose in a notice similarly given.
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          The adviser may rely upon any communication (written or oral) from any person if the Adviser reasonably believes it to be genuine and from an authorized person. A person shall be deemed to be an authorized person for purposes hereof if his name, specimen signature and authority have been certified to the Adviser by a Director of the Client and such person shall continue to be deemed an authorized person until the Adviser receives written notice to the contrary from a Director of the Client.

     19. Representation by the Client. The Client represents and confirms that the employment of the Adviser is authorized by the governing documents relating to the Account and that the terms hereof do not violate any obligation by which the Client or any subsidiary of the Client is bound, or any obligation known to the Client by which the Adviser, as investment manager of the Account, is intended to be bound, whether arising by contract, operation of law, or otherwise.

          The Adviser represents and confirms that it has all requisite power and authority to act as Adviser hereunder.

     20. Amendment. This Agreement may be amended only by an instrument in writing executed by both parties.

     21. Assignment. Neither party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party to this Agreement.

     22. Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the internal laws of the State of New York applicable to agreements made and to be performed in that State.

          IN WITNESS HEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                              ESG RE LIMITED


                              By:  s/s Gerhard Jurk
                                 ____________________________
                                 Name: Gernard Jurk
                                 Title: Chief Financial Officer



                              HEAD ASSET MANAGEMENT L.L.C.


                              By  /s/ Henry B. Spencer
                                ____________________________
                                Name: Henry B. Spencer
                                Title: Chief Investment Officer